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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Alamosa PCS Holdings, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the 16th day of February, 2000.




                                             SOUTH PLAINS ADVANCED
                                             COMMUNICATIONS & ELECTRONICS, INC.


                                             By:    /s/ SCOTTY HART
                                                    ----------------------------
                                                    Scotty Hart
                                                    General Manager


                                             SOUTH PLAINS TELEPHONE
                                             COOPERATIVE


                                             By:    /s/ SCOTTY HART
                                                    ----------------------------
                                                    Scotty Hart
                                                    General Manager